INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-30924 of the Dow Jones Islamic Index Fund on Form N-1A of our report dated July 23, 2002, appearing in the Annual Report to Shareholders for the year ended May 31, 2002, and to the reference to us under the heading "Independent Public Auditors" in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.




Chicago, Illinois
September 27, 2002